Exhibit 10.14A

FIRST AMENDMENT TO LEASE
THIS FIRST AMENDMENT TO LEASE (this “Amendment”) is dated as of August 6, 2021, between SFF BBC, LLC, a California limited liability company (“Landlord”), and PURIGEN BIOSYSTEMS, INC., a Delaware corporation (“Tenant”).
RECITALS
A.    Landlord and Tenant are parties to that certain lease dated August 22, 2016 (the “Lease”), pursuant to which Tenant leases from Landlord certain premises known as 5700 Stoneridge Drive, Pleasanton, California consisting of 16,165 rentable square feet (the “Premises”). Capitalized terms not defined herein shall have the meaning set forth in the Lease.
B.    Landlord and Tenant desire to amend the Lease to provide for: (i) the extension of the Lease Term, (ii) the modification of Base Rent payable under the Lease, and (iii) certain other Lease modifications, all as more particularly set forth herein.
NOW, THEREFORE, in consideration of the foregoing, the parties hereto agree as follows:
1.    Recitals; Defined Terms. Landlord and Tenant hereby acknowledge and agree that all of the foregoing Recitals are true and correct and are fully incorporated herein.
2.    Extension Term. The term of the Lease for the Premises shall be extended from May 1, 2022 (the “Extension Term Commencement Date”), to July 31, 2027. The extension period is referred to in this Amendment as the “Extension Term.” All terms and conditions of the Lease will apply to the Extension Term, except as otherwise set forth in this Amendment.
3.    Base Rent. Prior to the Extension Term Commencement Date, Tenant shall continue to pay Base Rent for the Premises in accordance with the terms of the Lease. Effective as of the Extension Term Commencement Date and continuing throughout the Extension Term, Tenant shall pay Base Rent for the Premises in the following amounts:

Period	Monthly Base Rent
May 1, 2022 - April 30, 2023	$37,179.50*
May 1, 2023 - April 30, 2024	$38,294.89
May 1, 2024 - April 30, 2025	$39,443.73
May 1, 2025 - April 30, 2026	$40,627.04
May 1, 2026 - April 30, 2027	$41,845.85
May 1, 2027 - July 31, 2027	$43,101.23*
*Notwithstanding anything to the contrary contained herein, and provided that no default by Tenant occurs under the Lease beyond any applicable notice and cure period, Landlord hereby agrees that Tenant shall not be required to pay Base Rent with respect to the Premises for the periods (i) commencing May 1, 2022 and ending June 30, 2022, and (ii) commencing July 1, 2027 and ending July 31, 2027, which total abated amount shall not exceed $117,460.23. If a default by Tenant occurs under the terms of the Lease that results in termination of the Lease in accordance with the provisions of the Lease, then as a part of the recovery set forth in the Lease, Landlord shall be entitled to the immediate recovery, as of the day prior to such termination, of the Base Rent that was abated under the provisions of this Paragraph 3.
4.    Option to Renew. Tenant shall continue to have the option to renew the term of the Lease for one (1) additional term of five (5) years, pursuant to the terms and conditions of Article 35 of the Lease.
5.    Premises As-Is. Tenant currently occupies the Premises and Tenant shall accept the Premises in its as-is condition as of the commencement of the Extension Term, and Landlord shall have no obligation to make or pay for any alterations, additions, improvement or renovations in or to the Premises to prepare the same for Tenant's occupancy during the Extension Term.
6.    CASp Disclosure. As required by Section 1938(a) of the California Civil Code, Landlord discloses to you that the Premises has not undergone inspection by a Certified Access Specialist (“CASp”). As required by Section 1938(e) of the California Civil Code, Landlord also states that:
“A Certified Access Specialist (CASp) can inspect the subject premises and determine whether the subject premises comply with all of the applicable construction-related accessibility standards under state law. Although state law does not require a CASp inspection of the subject premises, the commercial property owner or lessor may not prohibit the lessee or tenant from obtaining a CASp inspection of the subject premises for the occupancy or potential occupancy of the lessee or tenant, if requested by the lessee or tenant. The parties shall mutually agree on the arrangements for the time and manner of the CASp inspection, the payment of the fee for the CASp inspection, and the cost of making any repairs necessary to correct violations of construction-related accessibility standards within the premises.”

Exhibit 10.14A
As permitted by the quoted language above, it is agreed that: (a) any CASp inspection requested by Tenant shall be requested by Tenant within ten (10) days after the date on which this Amendment has been executed by Landlord and Tenant, (b) the contract under which the inspection is to be performed shall not limit the CASp’s liability if the CASp fails to perform the inspection in accordance with the standard of care applicable to experts performing such inspections, Landlord shall be an intended third party beneficiary of such contract and the contract shall otherwise comply with the provisions of this Lease applicable to Tenant contracts for construction; (c) the CASp inspection shall be conducted (i) at Tenant's sole cost and expense, (ii) by a CASp approved in advance by Landlord, (iii) after normal business hours, (iv) in a manner reasonably satisfactory to Landlord, and (v) shall be addressed to, and, upon completion, promptly delivered to, Landlord and Tenant; (d) the information in the inspection shall not be disclosed by Tenant to anyone other than contractors, subcontractors, and consultants of Tenant who have a need to know the information therein and who agree in writing not to further disclose such information; and (e) to the extent that such CASp inspection identifies any necessary repairs to correct violations of construction-related accessibility standards within the Premises, the provisions of Article 9 of the Lease shall govern Tenant’s responsibility to make such repairs to such premises. Tenant hereby waives any and all rights it otherwise might now or hereafter have under Section 1938 of the California Civil Code.
7.    Brokers. Landlord and Tenant each represents and warrants to the other that, other than Colliers International, representing Tenant, and Newmark, representing Landlord, Landlord and Tenant, respectively, have not authorized or employed, or acted by implication to authorize or to employ, any real estate broker or salesman to act for Landlord or Tenant, respectively, in connection with this Amendment. Landlord and Tenant shall each indemnify, defend and hold the other harmless from and against any and all claims as a result of a breach by the indemnifying party of the foregoing representation (including reasonable attorneys' fees, court costs and any commissions, if ultimately owed).
8.    No Offer. Submission of this instrument for examination and signature by Tenant does not constitute an offer to amend the Lease or a reservation of or option to amend the Lease, and this instrument is not effective as a lease amendment or otherwise until executed and delivered by both Landlord and Tenant.
9.    Lease in Full Force and Effect. Except as provided above, the Lease is unmodified hereby and remains in full force and effect.
10.    Counterparts. The parties may execute several copies of this Amendment. All copies of this Amendment bearing signatures of the parties shall constitute one and the same Amendment, binding upon all parties. The parties may exchange counterpart signatures by facsimile or electronic transmission and the same shall constitute delivery of this Amendment with respect to the delivering party. If a variation or discrepancy among counterparts occurs, the copy of this Amendment in Landlord's possession shall control.
[signature page to follow]

Exhibit 10.14A
IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date and year first above written above.

LANDLORD:			TENANT:

SFF BBC, LLC, a California limited liability company			PURIGEN BIOSYSTEMS, INC., a Delaware corporation

By:	SFF II REIT, LLC, a Delaware limited liability company, its Manager		By:	/s/ Barney Saunders
	08/30/2021		Name:	Barney Saunders
			Title:	CEO
	By:	/s/ Erik Foraker
	Name:	Erik Foraker
	Title:	Managing Director

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